UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 9, 2010
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of principal executive offices) (Zip Code)

(631) 421-5452
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                            Submission of Matters to a Vote of Security Holders

On December 9, 2010, Bovie Medical Corporation (the “Company”) held its annual meeting of stockholders.  The Company’s stockholders (a) elected each of the following eight directors to serve on the Company’s Board of Directors, and (b) ratified the appointment of Kingery & Crouse, P.A., as the Company’s independent auditors for the year ended December 31, 2010, by the following vote:

(a)        Election of Directors

Name of Director	For	Against	Abstain
Andrew Makrides	6,728,734	24,206	1,468,374
George Kromer	6,732,083	22,873	1,466,358
J. Robert Saron	6,770,040	500	1,450,774
Michael Norman	7,155,596	500	1,065,218
August Lentricchia	7,154,596	500	1,066,218
Steven MacLaren	6,712,276	500	1,508,538
Peter Pardoll	6,775,364	10,500	1,435,450
Gregory Konesky	6,794,148	3,919	1,424,749

(b)	Ratification of Kingery & Crouse, P.A. as the Company’s independent auditors for the year ended December 31, 1010.

For	Against	Abstain
14,138,846	841,930	375,014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2010	BOVIE MEDICAL CORPORATION

By: /s/ Andrew Makrides
Andrew Makrides
President and Chairman of the Board